Exhibit 99.1

News Release
Luna Innovations Incorporated
301 1st Street, SW, Suite 200
Roanoke, VA 24011
Luna Innovations Incorporated Announces Stock Repurchase Program
(ROANOKE, VA, September 20, 2017) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced that its Board of Directors has reinstituted the Company’s stock repurchase program and authorized the repurchase of up to $2.0 million of Luna’s common stock. Luna’s prior stock repurchase program expired on May 31, 2017.

“Reflecting our continuing commitment to building shareholder value, this new stock repurchase program provides us with additional flexibility to utilize capital meaningfully and productively,” said My Chung, president and chief executive officer of Luna.

The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, share price, trading volume and general market conditions, along with Luna’s working capital requirements, general business conditions and other factors. Under its share repurchase program, the company may, from time to time, purchase shares of its common stock through various means, including open market transactions, privately negotiated transactions or tender offers. Open market repurchases of common stock may be made pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, which would permit common stock to be repurchased at a time that Luna might otherwise be precluded from doing so under insider trading laws.  The $2.0 million share repurchase authorization expires on September 19, 2018 (unless extended), and does not obligate Luna to purchase any shares. The authorization for the share repurchase program may be terminated, increased or decreased by the Board of Directors at any time.

The stock repurchase program will be funded using Luna’s working capital. As of June 30, 2017, Luna had cash and cash equivalents of approximately $10.3 million. As previously announced, on August 9, 2017, the company completed the sale of its high speed optical receiver business for $33.5 million, of which $29.5 million was received by Luna upon closing of the transaction and $4.0 million was placed in escrow.

Luna had approximately 27.7 million shares of common stock outstanding as of June 30, 2017.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries.  Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company’s expectations regarding the timing, amount, methods and funding sources of future repurchases of its common stock. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, changes in Luna’s stock price, the trading volume of the company’s stock, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations, general economic conditions, and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release, except as required by law.

Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com